EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

          We consent to the incorporation by reference in the following registration statements of our report on Dempsey & Company, LLC dated February 16, 2001, appearing in this Form 8-K/A of E*TRADE Group, Inc. dated December 17, 2001.

Form S-3 Registration Nos.	Form S-4 Registration Nos.	Form S-8 Registration Nos.
333-86925	333-91467	333-12503
333-89809	333-62230	333-52631
333-90557		333-62333
333-90963		333-72149
333-91527		333-35068
333-94457		333-35074
333-35802		333-37892
333-36748		333-44608
333-41628		333-44610
333-44538		333-56002
333-51276		333-54904
333-57316
333-57158
333-57160
333-63702
333-64102
333-74776
333-74650
333-74486

/s/    DELOITTE & TOUCHE LLP

Ch	icago, Illinois
De	cember 14, 2001